UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 2, 2016, Tribune Publishing Company (the “Company”) held its 2016 Annual Meeting of Stockholders in Los Angeles, California.  The Company’s stockholders voted on the following matters with the following results:

1.              The election of eight directors nominated by the Company’s Board of Directors.

Director	For	% of Votes Cast	Withheld	% of Votes Cast

Carol Crenshaw	16,794,718	59.72%	11,327,169	40.28%
Justin C. Dearborn	16,475,755	58.58%	11,648,405	41.42%
David E. Dibble	14,812,349	52.67%	13,309,538	47.33%
Michael W. Ferro, Jr.	16,592,994	59.00%	11,531,166	41.00%
Philip G. Franklin	14,755,297	52.47%	13,366,590	47.53%
Eddy W. Hartenstein	16,659,790	59.25%	11,459,278	40.75%
Richard A. Reck	16,793,028	59.72%	11,328,859	40.28%
Donald Tang	16,793,264	59.72%	11,328,623	40.28%

2.              The approval of an advisory resolution approving the compensation of the Company’s named executive officers for 2015.

For	Against	Abstain

14,850,634	3,876,983	9,533,778

3.              The approval of the Tribune Publishing Company 2014 Omnibus Incentive Plan, as amended.

For	Against	Abstain

16,953,546	1,780,985	9,526,864

4.              The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2016

For	Against	Abstain

20,372,773	1,412,808	7,306,147

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: June 6, 2016	By:	/s/ Julie K. Xanders
Name: Julie K. Xanders
Title: Executive Vice President and General Counsel